INVESTMENT ADVISORY AGREEMENT

     THIS  AGREEMENT  is made as of this  1st  day of  December,  2007,  between
VANGUARD MONTGOMERY FUNDS, a Delaware statutory trust (the "Trust"), and AXA ROSENBERG INVESTMENT MANAGEMENT LLC (the "Advisor"), a Delaware limited liability company.


                               W I T N E S S E T H

     WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust offers a series of shares known as VANGUARD MARKET NEUTRAL FUND (the "Fund"); and

     WHEREAS, the Trust desires to retain the Advisor to render investment advisory services to the Fund, and the Advisor is willing to render such services.

     NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this "Agreement," the Trust and the Advisor hereby agree as follows:

     1. APPOINTMENT OF ADVISOR. The Trust hereby employs the Advisor as investment advisor, on the terms and conditions set forth herein, for the portion of the assets of the Fund that the Trust's Board of Trustees (the "Board of Trustees") determines in its sole discretion to assign to the Advisor from time to time (referred to in this Agreement as the "AXA Rosenberg Portfolio"), as communicated to the Advisor on behalf of the Board of Trustees by The Vanguard Group, Inc. ("Vanguard"). The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to the Advisor provided that any additions to the AXA Rosenberg Portfolio would not result in the Advisor's management of 100% of the Fund's assets. The Advisor accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES OF ADVISOR. The Trust employs the Advisor to manage the investment and reinvestment of the assets of the AXA Rosenberg Portfolio; to continuously review, supervise, and administer an investment program for the AXA Rosenberg Portfolio; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund with all records concerning the activities of the Advisor under this Agreement needed for the Fund to comply with its books and records obligations under applicable law or regulation; and to render regular reports to the Trust's officers and the Board of Trustees concerning the discharge of the foregoing responsibilities. The Advisor will discharge the foregoing responsibilities subject to the supervision and oversight of the Trust's officers and the Board of Trustees, and in compliance with the objective, policies, and limitations set forth in the Fund's prospectus and Statement of Additional Information, any additional operating policies or procedures that the Fund communicates to the Advisor in writing, and applicable laws and regulations. The Advisor agrees to provide, at its own expense, the office space, furnishings and equipment, and personnel required by it to perform the services on the terms and for the compensation provided herein but shall not bear any other expenses in connection with performing the services hereunder.

     3. SECURITIES TRANSACTIONS. The Advisor is authorized to select the brokers or dealers that will execute purchases and sales of securities for the AXA Rosenberg Portfolio, and is directed to use its best efforts to seek best execution for such transactions, consistent with Section 28(e) of the Securities Exchange Act of 1934. In selecting brokers or dealers to execute trades for the AXA Rosenberg Portfolio, the Advisor will comply with all applicable statutes, rules, and interpretations by the U.S. Securities and Exchange Commission or its staff, other applicable law, and the written policies and procedures established by the Board of Trustees and communicated to the Advisor in writing.

     4. COMPENSATION OF ADVISOR. For services to be provided by the Advisor pursuant to this Agreement, the Fund will pay to the Advisor, and the Advisor agrees to accept as full compensation therefor, an investment advisory fee consisting of a base fee plus a performance adjustment (together, the "Adjusted Fee") at the rates specified in Schedule A to this agreement, payable quarterly in arrears.

     5. REPORTS. The Fund and the Advisor agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request, including, but not limited to, information about changes in investment officers of the Advisor who are responsible for managing the AXA Rosenberg Portfolio.

     6. COMPLIANCE. The Advisor agrees to comply with all Applicable Law and all policies, procedures, or reporting requirements that the Board of Trustees reasonably adopts and communicates to the Advisor in writing, including, without limitation, any such policies, procedures, or reporting requirements relating to soft dollar or other brokerage arrangements. "Applicable Law" means (i) the "federal securities laws" as defined in Rule 38a-1(e)(1) under the 1940 Act, as amended from time to time, and (ii) any and all other laws, rules, and regulations, whether foreign or domestic, in each case applicable at any time and from time to time to the investment management operations of the Advisor in relation to the AXA Rosenberg Portfolio.

     7. STATUS OF ADVISOR. The services of the Advisor to the Fund are not to be deemed exclusive, and the Advisor will be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Advisor will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or the Trust.

     8. LIABILITY OF ADVISOR. No provision of this Agreement will be deemed to protect the Advisor against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

     9. LIMITATIONS ON CONSULTATIONS. The Advisor is prohibited from consulting with other advisors of the Fund, except Vanguard, concerning transactions for the Fund in securities or other assets.

     10. DURATION; TERMINATION; NOTICES; AMENDMENT. This Agreement will become effective on the date hereof and will continue in effect for a period of two years thereafter, and shall continue in effect for successive twelve-month periods thereafter, only so long as this Agreement is approved at least annually by the Board of Trustees, including a majority of those Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

     Notwithstanding the foregoing, however, (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, on thirty days' written notice to the Advisor, (ii) this Agreement will automatically terminate in the event of its assignment, and (iii) this Agreement may be terminated by the Advisor on ninety days' written notice to the Fund. Upon termination of this Agreement, the Trust and the Fund shall honor any transactions undertaken by the Advisor on behalf of the Fund which are not completed at the time of termination. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

              If to the Fund, at:

              Vanguard Market Neutral Fund
              P.O. Box 2600
              Valley Forge, PA 19482
              Attention:  Joseph P. Brennan
              Telephone: 610-503-2042
              Facsimile:  610-503-5855

              If to the Advisor, at:

              AXA Rosenberg Investment Management LLC
              Orinda Way, Building E
              Orinda, CA 94563
              Attention:  William E. Ricks, Chief Investment Officer
              Telephone:  925-253-3359
              Facsimile:  925-254-0213

              With copy to:

              AXA Rosenberg Global Services LLC
              4 Orinda Way, Building E
              Orinda, CA 94563
              Attention:  Legal Counsel
              Facsimile:  925-253-1648

This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (i) by a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and
(ii) to the extent required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund.

     As used in this Section 10, the terms "assignment," "interested persons," and "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19), and Section 2(a)(42) of the 1940 Act.

     11. SEVERABILITY. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     12. CONFIDENTIALITY. The Advisor shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to any person other than the Trust, the Board of Trustees, Vanguard, and any director, officer, or employee of the Trust or Vanguard, except (i) with the prior written consent of the Trust; (ii) as required by law, regulation, court order, or the rules or regulations of any self-regulatory organization, governmental body, or official having jurisdiction over the Advisor; (iii) for information that is publicly available other than due to disclosure by the Advisor or its affiliates or becomes known to the Advisor from a source other than the Trust, the Board of Trustees, or Vanguard; or (iv) to the extent reasonably required for the Advisor to perform its obligations hereunder.

     13. PROXY POLICY. The Advisor acknowledges that Vanguard, at the direction of the Fund, will vote the securities that are held by the Fund.

     14. GOVERNING LAW. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

     15. MISCELLANEOUS.

     (a) By execution of this Agreement, the Trust acknowledges receipt of Part II of the Advisor's Form ADV.

     (b) The Trust and the Fund warrant, represent, and covenant that (i) they have the full power and authority to employ the Advisor under the terms of this Agreement and the appointment of the Advisor is in accordance with the Prospectus, Statement of Additional Information, and applicable law or regulation; and (ii) to the best of their knowledge, the Fund's Prospectus and Statement of Additional Information is consistent with the governing documents of the Trust and the Fund, and applicable law and regulation.

     (c) The Advisor will have no responsibility with respect to the custody of the AXA Rosenberg Portfolio.

     (d) The Trust and the Fund shall not use the name of the Advisor or make representations regarding the Advisor without the prior consent of the Advisor, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the Advisor's approval is not required for representations regarding the Advisor which are used in a manner consistent with disclosure previously approved by the Advisor, including but not limited to the disclosure contained in the Fund's Prospectus and Statement of Additional Information.


     IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be executed as of the date first set forth herein.

AXA Rosenberg Investment Management LLC    Vanguard Montgomery Funds

William Wiebe               11/26/2007     John J. Brennan      11/21/2007
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Signature                   Date           Signature            Date


WILLIAM WIEBE                              JOHN J. BRENNAN
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